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                                                                     EXHIBIT 5.1

                        [Hunton & Williams Letterhead]


                                 March 15, 2000

United Parcel Service, Inc.
55 Glenlake Parkway, NE
Atlanta, GA  30328

                          United Parcel Service, Inc.

Ladies and Gentlemen:

     We have acted as counsel to United Parcel Service, Inc., a Delaware corporation (the "Company") in connection with the preparation of Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-08369) (as amended, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the adoption of the Registration Statement by the Company pursuant to Rule 414 under the Act, as successor issuer of United Parcel Service of America, Inc., a Delaware corporation ("UPS of America"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Indenture (as defined herein).

     In connection with the foregoing, we have examined the following documents:

          (i)   the Registration Statement;


          (ii) the Indenture, dated January 26, 1999 (the "Indenture"), by and between UPS of America as issuer and Citibank, N.A., a national banking association, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture (the "Supplemental Indenture") to be entered into by and among the Company, the Trustee and UPS of America;

          (iii) the form of Underwriting Agreement, as amended by Amendment No. 1 to the Underwriting Agreement;

          (iv) the Certificate of Incorporation and Bylaws of the Company, and resolutions of the Executive Committee of the Company's Board of Directors; and

          (v) the originals (or copies identified to our satisfaction) of such documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary for purposes of the opinions set forth in this letter.

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United Parcel Service, Inc.
March 15, 2000
Page 2

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals, and (iii) the genuineness of all signatures (other than the signatures of current officers or directors of the Company) not witnessed by us.

     We are members of the Bar of the State of New York, and we do not express an opinion on any laws other than those of such state. We do not purport to cover herein and do not express an opinion with respect to the application of the securities laws of the various states to issuance of the Debt Securities.

     Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. The Indenture and Supplemental Indenture each has been duly authorized and assuming due authorization, execution and delivery thereof by the Company and the Trustee, each will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms. The Debt Securities have been duly authorized and, when the final terms thereof have been duly approved by all necessary corporate action and when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and Supplemental Indenture and delivered to and paid for by the purchasers thereof, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and Supplemental Indenture.

     The opinions set forth above are subject to the qualifications that (i) enforcement of the Company's obligations under the Indenture, Supplemental Indenture and Debt Securities may be subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general equity principles and any implied covenant of good faith and fair dealing (whether considered in a proceeding in law or in equity), and (ii) the remedy of specific performance and injunctive and other relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


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United Parcel Service, Inc.
March 15, 2000
Page 3


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment. We also consent to the reference to our firm under the heading "Validity of Offered Debt Securities" in the Amendment.

                              Very truly yours,


                              /s/ Hunton & Williams
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                              Hunton & Williams